UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 8, 2013

SOLARCITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35758	02-0781046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Clearview Way

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 638-1028

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 8, 2013, SolarCity Corporation, a Delaware corporation (“SolarCity”), entered into an Agreement and Plan of Merger (the “Agreement”) with Zoom Acquisition Corporation, a California corporation and a wholly-owned direct subsidiary of SolarCity (“Merger Sub One”), Zoom Acquisition LLC, a California limited liability company and a wholly-owned direct subsidiary of SolarCity (“Merger Sub Two”), Zep Solar, Inc., a California corporation (“Zep Solar”), Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as shareholder representative, and, with respect to Articles XIII, IX and X only, U.S. Bank National Association, as Escrow Agent, pursuant to which SolarCity is to acquire Zep Solar through a series of statutory mergers in exchange for shares of SolarCity’s common stock with an aggregate value of $158 million, subject to adjustments as set forth in the Agreement (the “Merger Consideration”). The aggregate Merger Consideration will be increased by the amount of cash in Zep Solar’s bank accounts, the aggregate exercise price of Zep Solar stock options to be assumed by SolarCity, and specified severance costs incurred at the direction of SolarCity; and the aggregate Merger Consideration will be decreased by the amount of Zep Solar’s unpaid third party expenses, specified change of control fees and indebtedness, in each case paid by SolarCity, and based on Zep Solar’s working capital position at the time of closing. The Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub One will merge with and into Zep Solar (the “First Step Merger”), with Zep Solar continuing as the surviving corporation, and as soon as practicable following the First Step Merger, Zep Solar, as the surviving corporation in the First Step Merger, will merge with and into Merger Sub Two, with Merger Sub Two continuing as the surviving entity and a wholly-owned direct subsidiary of SolarCity (the “Second Step Merger” and together with the First Step Merger, the “Merger”).

Pursuant to the Agreement, (i) all shares of Zep Solar preferred stock will be converted into shares of Zep Solar common stock prior to the effective time of the First Step Merger, (ii) all shares of Zep Solar common stock will be converted into the right to receive a portion of the Merger Consideration that is calculated in accordance with the terms of the Agreement, (iii) all assumed Zep Solar stock options will be converted into SolarCity stock options at an exchange ratio that is calculated in accordance with the terms of the Agreement, and (iv) all Zep Solar stock options that are not assumed as of the effective time of the First Step Merger shall be cancelled.

The Agreement contains customary representations and warranties of each of SolarCity and Zep Solar. The representations and warranties of each party set forth in the Agreement have been made solely for the benefit of the other parties to the Agreement, and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (1) have been qualified by disclosure schedules that the parties have exchanged in connection with the execution of the Agreement, (2) are subject to the materiality standards set forth in the Agreement, which may differ from what may be viewed as material by investors, (3) in certain cases, were made as of a specific date, and (4) may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Accordingly, no person should rely on the representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the execution of the Agreement.

Pursuant to the Agreement, following the consummation of the Merger, securityholders of Zep Solar have agreed to indemnify SolarCity, its officers, directors, affiliates, employees, agents and representatives for any losses related to specified matters, including, among other things, inaccuracies, misrepresentations and breaches of representations or warranties of Zep Solar contained in the Agreement and related certificates or other instruments delivered by or on behalf of Zep Solar, any failure by Zep Solar to perform or comply with any covenant applicable to it contained in the Agreement and related certificates or other instruments delivered by or on behalf of Zep Solar, and for other customary matters. As partial security for such indemnification obligations, the parties to the Agreement agreed that, at the closing of the Merger, a portion of the Merger Consideration shall be deposited into an escrow fund. The escrow fund shall consist initially of shares of SolarCity common stock with a value equal to $15,800,000, and may be increased to shares with a value equal to $17,800,000 if certain specified events occur prior to the effective time of the First Step Merger.

The Agreement contains customary covenants of SolarCity and Zep Solar, including, among other things, a covenant by Zep Solar to conduct its business in the ordinary course of business consistent with past practices during the interim period between the execution of the Agreement and consummation of the First Step Merger and not to take specified actions during such period. Zep Solar has also agreed not to solicit, facilitate or engage in discussions regarding proposals to acquire all or any material part of Zep Solar’s business.

The Agreement contemplates that SolarCity will submit to the California Commissioner of Corporations an application for a permit pursuant to Sections 25121 and 25142 of the California Corporate Securities Law of 1968 (the “California Securities Law”) so that, if approved, the issuance of SolarCity common stock as the Merger Consideration would be exempt from registration under federal securities laws by virtue of the exemption provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”).

The closing of the Merger is subject to customary closing conditions, including, among other things, (i) approval of Zep Solar’s stockholders, (ii) receipt of certain regulatory approvals, (iii) the absence of any law or order prohibiting the closing, (iv) the absence of a material adverse effect with respect to Zep Solar, (v) the accuracy of the representations and warranties of the other party on the date they were made and at the time of the closing of the Merger, and (vi) compliance in all material respects by the other party with its covenants. The Agreement contains certain termination rights for both SolarCity and Zep Solar.

The parties intend to consummate the transaction as soon as practicable after December 2, 2013 and currently anticipate that the closing will occur in December 2013.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement. The Agreement is filed as Exhibit 2.1 hereto and incorporated herein by reference.

In connection with the parties’ entry into the Agreement, certain of the directors, executive officers and significant stockholders of Zep Solar (the “Voting Parties”) have each entered into voting agreements with SolarCity pursuant to which they have agreed to vote their Zep Solar capital stock in favor of the Merger and to certain restrictions on the disposition of such Zep Solar capital stock, subject to the terms and conditions contained therein. The Voting Parties own approximately 80% of the outstanding capital stock of Zep Solar. Pursuant to the terms of such voting agreements, the voting agreements will terminate concurrently with any termination of the Agreement.

By acquiring Zep Solar, we believe we can deliver solar electricity at a lower cost than was previously possible. We plan to continue to offer the Zep Compatible platform to international installers looking to increase their productivity. We also plan to continue to maintain the open nature of the Zep Compatible platform and to continue to support integration with module manufacturers and other vendors.

Item 3.02.	Unregistered Sales of Equity Securities

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Agreement contemplates that SolarCity will submit to the California Commissioner of Corporations an application for a permit pursuant to Sections 25121 and 25142 of the California Securities Law so that, if approved, the issuance of SolarCity common stock as part of the Merger Consideration would be exempt from registration under federal securities laws by virtue of the exemption provided by Section 3(a)(10) of the Securities Act.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 8, 2013, by and among SolarCity Corporation, Zoom Acquisition Corporation, Zoom Acquisition LLC, Zep Solar, Inc., Shareholder Representative Services LLC and U.S. Bank National Association, as Escrow Agent

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which statements include those regarding the expected closing date of the Merger, and the expectation that SolarCity will submit to the California Commissioner of Corporations an application for a permit pursuant to Sections 25121 and 25142 of the California Securities Law so that, if approved, the issuance of SolarCity common stock in connection with the Merger would be exempt from registration under federal securities laws by virtue of the exemption provided by Section 3(a)(10) of the Securities Act. The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements and include, without limitation, statements regarding our expectations, beliefs or intentions regarding the future. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “intend,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are based on the current expectations or beliefs of management of SolarCity and are subject to uncertainty and changes in circumstances that, if they were to never materialize or prove incorrect, could cause actual results to differ materially from those projected, expressed or implied in the forward-looking statements. Factors that could cause SolarCity’s actual results or outcomes to be materially different from those anticipated in this Current Report on Form 8-K include among others, the inability to obtain necessary regulatory approvals for the Merger or to obtain them on acceptable terms; the failure of SolarCity to secure the issuance of a permit pursuant to Sections 25121 and 25142 of the California Securities in connection with the issuance of its common stock; the risk that the Agreement is terminated; and the inability of SolarCity or Zep Solar to satisfy the conditions to the closing of the Merger. All forward-looking statements included in this Current Report on Form 8-K are based on information available to SolarCity on the date thereof, and SolarCity assumes no obligation to update any such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARCITY CORPORATION

By:	/s/ Lyndon R. Rive
Lyndon R. Rive Chief Executive Officer

Date: October 10, 2013

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 8, 2013, by and among SolarCity Corporation, Zoom Acquisition Corporation, Zoom Acquisition LLC, Zep Solar, Inc., Shareholder Representative Services LLC and U.S. Bank National Association, as Escrow Agent